As filed with the Securities and Exchange Commission on December
14, 1998
Registration No. ________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

(Amendment - 1) FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TEJON RANCH CO.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
77-0196136
(State or Other
Jurisdiction of
Incorporation or
Organization)
(I.R.S. Employer
Identification No.)

Post Office Box 1000
4436 Lebec Road
Lebec, California 93243
(805) 327-8481
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

TEJON RANCH CO.
1998 STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
(Full title of the plans)

ROBERT A. STINE
TEJON RANCH CO.
P.O. Box 1000
Lebec, California 93243
(800) 248-6774
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)


CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered
Amount to be Registered (1)
Proposed Maximum Offering Price per Share(2)
Proposed Maximum Aggregate Offering Price(2)
Amount of Registration Fee
Common Stock
1,000,000
$19.8125 per share
$19,812,500
$5,508

This Registration Statement contains 4 sequentially numbered pages. The Exhibit Index appears on sequentially numbered page
3.





Item 8.		Exhibits.

5.  Opinion of Gibson, Dunn & Crutcher, LLP.

23.2 Consent of Gibson, Dunn &  Crutcher, LLP.







EXHIBIT INDEX
Exhibit No.

Description Sequentially Numbered Page



5. Opinion of Gibson, Dunn & Crutcher, LLP.       4

23.2 Consent of Gibson, Dunn & Crutcher, LLP.     *



* Included in Exhibit 5